EXHIBIT 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE dated as of November 14, 2019 by and between FORSGATE INDUSTRIAL COMPLEX, a limited partnership with an address at 400 Hollister Road, Teterboro, New Jersey  07608 (hereinafter called “Landlord”) and MOVADO GROUP, INC., a New York corporation, having its principal offices at 650 From Road, Paramus, New Jersey  07652 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a Lease dated May 22, 2000, as amended by a First Amendment of Lease dated February 27, 2009, and as amended by a Second Amendment of Lease dated June 20, 2018 (as amended, the “Lease”), for approximately 99,962 square feet in a building (the “Premises”) located on property more commonly known as 105 State Street, Moonachie, New Jersey; and

WHEREAS, Tenant and Landlord desire to amend the Lease to, among other things, extend the term of the Lease.

NOW THEREFORE, for ten dollars and other good and valuable consideration, the parties agree as follows:

1.The term of the Lease is hereby extended.  Accordingly, Paragraph 1(d) of the Lease shall be deleted and replaced with the following language:

“To commence on June 1, 2000 and to terminate on February 28, 2025.”

2.Fixed Basic Rent from March 1, 2020 to February 28, 2025 shall be in the amounts set forth below, payable in equal monthly installments as set forth below, due and payable the first day of each month in advance.

Year	Annual	Monthly
3/1/2020 – 2/28/2021	$[***]	$[***]
3/1/2021 – 2/28/2022	$[***]	$[***]
3/1/2022 – 2/28/2023	$[***]	$[***]
3/1/2023 – 2/29/2024	$[***]	$[***]
3/1/2024 – 2/28/2025	$[***]	$[***]

3.(a)Landlord shall, at Landlord’s sole cost, perform the work more particularly set forth on Exhibit A attached hereto (“Landlord’s Work”).  Landlord shall diligently perform Landlord’s Work, and shall complete such work before July 15, 2020, subject to force majeure events, including without limitation weather, and Tenant delays.

(b)Tenant shall cooperate with Landlord and shall not interfere with Landlord during the performance of Landlord’s Work, including, without limitation, Tenant shall at all times comply with the provisions of Paragraph 14B (set forth below).  In connection with the repaving of the parking lot, Tenant agrees to move its cars and trucks as directed by Landlord’s contractors.  Tenant acknowledges that Tenant will not be able to use portions of the parking lot and during the final asphalt installation and restriping, Tenant shall not be able to use the entire parking lot for a few days.  Tenant and Landlord shall coordinate the scheduling of such repaving work.

4.The following shall be deleted from Paragraph 5(v):

“in accordance with generally accepted accounting principles which shall be consistently applied” and replaced with “in accordance with income tax basis accounting.”

5.The following shall be added to the end of the second sentence of Paragraph 5(v):

“provided if the loss is due to an act or omission of Tenant, Tenant shall pay one hundred percent (100%) of the amount subject to the deductible portion.

Landlord hereby represents that its property insurance deductible is currently $[***], and Landlord shall maintain a deductible which is similar to the current deductible unless insurance rates substantially change and Landlord, in its commercially reasonable discretion, determines that a higher deductible should be maintained and is commercially reasonable.”

6.The following shall be added to the end of Paragraph 8A:

“Without limiting the foregoing, any damage to the demising wall caused by Tenant or its employees, invitees, licensees or agents, shall, at Landlord’s option, be repaired by Tenant at Tenant’s sole cost and expense or repaired by Landlord, and the cost thereof paid by the Tenant within ten (10) days of receipt of an invoice.  Tenant’s responsibility shall include all work necessary to repair the entire wall (both sides) and any damage to areas affected thereby.  If such damage to the demising wall occurs two or more times, there shall be installed a guard rail or other device satisfactory to Landlord to prevent such damage.  Such work shall, at Landlord’s option, be performed by Tenant at Tenant’s sole cost and expense, or performed by Landlord, the cost thereof paid by Tenant within ten (10) days of receipt of an invoice.  Tenant, at Tenant’s sole cost and expense, shall remove the guard rail or other protective device on or prior to the end of this term.

If Landlord elects to perform the work, Landlord shall have access to the Premises to perform the necessary repairs and/or additional work.  If Landlord elects to have Tenant perform the work, Tenant shall immediately commence, diligently pursue and complete all repairs and/or additional work to Landlord’s reasonable satisfaction.”

7.The following shall modify Paragraph 8B and 13:

“Tenant’s responsibility to maintain, repair and replace the HVAC units shall be with respect to the HVAC existing on the Commencement Date or replacements thereof (“Existing HVAC”) and the reference to HVAC in Paragraph 13 shall mean the Existing HVAC.  Landlord and Tenant acknowledge and agree that Tenant shall have no obligation to maintain, repair and/or replace the HVAC units installed by Tenant and Tenant shall be obligated to remove all such units on or prior to the termination of the Lease.”

8.The following shall be added to Paragraph 11:

“Tenant hereby represents that none of its operations fall within its N.A.I.C.S. classifications listed in Appendix C of the ISRA rules, Tenant is not subject to ISRA (as hereinafter defined) and its operations at the Premises shall consist of only those activities otherwise set forth in the first sentence of Paragraph 7.  Tenant will not permit the operations at the Premises to so change so that the N.A.I.C.S. designation heretofore enumerated will change to an ISRA-subject designation.

In no event shall Tenant agree to any plan or approval of cleanup of hazardous substances involving any engineering or institutional controls including, without limitation, capping or a deed notice or other use restriction.

Tenant acknowledges and agrees that the Tenant shall be solely and fully responsible for compliance with all laws applicable to hazardous waste to the extent that any materials/products it stores become hazardous waste.”

9.The following shall be added to the end of Paragraph 12A:

“(x)Within forty-five (45) days after the completion of Tenant Changes, “as-built” plans shall be delivered to Landlord in CAD format.”

10.The following shall be added to Paragraph 13:

“All racking and all bolts from the racking and floor shall be removed by unscrewing the bolts from the floor and filing the holes with Eucorock as manufactured by Euclid Chemical (or other equivalent material approved by Landlord) and the surface shall be finished smooth.  Any bolts in the floor which cannot be unscrewed or are broken off shall be removed by using a core drill machine to core out a 2” diameter to a minimum depth of 3” or to the bottom of the bolt and filling the hole with Eucorock as manufactured by Euclid Chemical (or other equivalent material approved by Landlord) and the surface shall be finished smooth.”

11.The following shall be added to the end of Paragraph 13:

“Nothing herein shall be deemed to grant Tenant any right to holdover, and in no event shall the acceptance of any such charge preclude Landlord from commencing and prosecuting any holdover or eviction proceeding (and Landlord shall be entitled to recover its costs of prosecuting such holdover or eviction proceeding including, without limitation, reasonable attorney’s fees and disbursements directly relating thereto).”

12.In connection with Paragraph 13 of the Lease, attached hereto as Exhibit B is a floor plan showing the Premises on the Commencement Date of the Lease.  In furtherance and not in limitation of Paragraph 13 of the Lease, Tenant’s surrender/restoration obligations shall include, without limitation, the work set forth on Exhibit C attached hereto.

13.The following shall be added to the end of Paragraph 14 as a new section “B”:

“B.Any work performed by Landlord with respect to the Premises shall be during normal business hours unless both parties agree, acting reasonably, that such work shall be performed outside of normal business hours and in such event Tenant shall pay to Landlord the additional costs incurred to have the work performed outside of normal business hours within 30 days of an invoice.  Tenant shall cooperate with Landlord and shall not interfere with Landlord during the performance of any such work, including, without limitation, Tenant shall at all times: (i) move its personal property as may be necessary so as not to interfere with such work, (ii) make available a tailgate door for access and the drive-indoor for lift access if necessary, (iii) provide a clear route from such doors to the work areas, and (iv) provide uninterrupted access to the Building no later than 7 a.m. until 5 p.m. during the performance of such work.  Tenant shall be solely responsible for protecting its personal property and providing security during the performance of such work.  Landlord agrees to provide Tenant with reasonable prior notice of the commencement of work so that Tenant may take adequate precautions to protect its property and provide security.”

14.The following shall be added to the end of Paragraph 17:

“All liability insurance policies shall be issued on an “occurrence” basis and not on a “claims made” basis.”

15.The following shall be added to the end of Paragraph 19:

“This indemnity shall survive the expiration or termination of this Lease with respect to any of the foregoing matters occurring prior to such expiration or termination.”

16.Article 46 of the Lease shall be deleted in its entirety and replaced with following:

“46.EXTENSION OF LEASE

A.First Renewal Term.  (a)  Upon the expiration of the initial Term herein demised, if immediately prior thereto, this Lease shall be in full force and effect and Tenant shall not be in default beyond any applicable notice and cure period afforded to Tenant hereunder, then subject to the provisions of this Section 46, the Tenant shall have and is hereby given the option to renew and extend this Lease for an additional term of five (5) years to commence on March 1, 2025, and to expire on February 28, 2030 (the “First Renewal Term”).  The First Renewal Term shall be upon the same terms, covenants and conditions as those herein contained insofar as then in force and applicable to such renewal term (including all provisions as to the items of payment of Additional Rent) except as to the amount of annual Basic Rent payable under Section 1(e).  The said First Renewal Term shall be exercised by Tenant in the following manner:

(i)Not later than twelve (12) months prior to the end of the initial Term, TIME BEING OF THE ESSENCE, Tenant shall notify Landlord in writing that the Tenant desires to extend this Lease by exercising this option.

(ii)If Tenant shall exercise its option to extend the Term of this Lease, then the Basic Rent as provided in Section 1(e) during the first lease year of the First Renewal Term shall be the higher of (i) the previous lease year’s Basic Rent increased by [***]%, or (ii) the Fair Market Rent as provided below.  For each lease year thereafter during the First Renewal Term, Basic Rent shall be increased by [***]%.

(b)If the Tenant shall sublet more than 25% of the Premises or assign this Lease, then the right to extend this Lease as herein provided in this Section 46 shall thereafter be void, without any further force and effect, and neither the Tenant, the subtenant, nor the assignee shall have any right to extend this Term.

B.Fair Market Rent. (a) Fair Market Rent shall mean the annual fair market rental value of the Demised Premises based upon comparable buildings in the same area of generally comparable quality, location, services and amenities and quality of construction as the Demised Premises, as of the commencement of the applicable renewal term with a lease term equal to the applicable renewal term and otherwise containing comparable provisions as this Lease taking into consideration all relevant factors, including, without limitation, the then current and projected rents for comparable premises within a five (5) mile radius of the Demised Premises or those rented during the prior twelve (12) months or projected to be for rent during the first year of the applicable renewal term, (i) adjusted for any special conditions applicable to leases, and (ii) taking into consideration the location, length of term, amount of space, rent concessions and other relevant factors in computing rent, including adjustments for anticipated inflation, fluctuations in market rents and price conditions, and (iii) taking into consideration that Tenant shall receive no construction allowance, no free rent and Landlord will incur no down time.

(b) Following receipt of Tenant’s notice to renew, Landlord shall notify Tenant of the amount which Landlord believes constitutes the Fair Market Rent for the Demised Premises for the first lease year of the applicable renewal term.  Within thirty (30) days of such notice, (a) if Tenant agrees, Tenant shall notify Landlord that Tenant so agrees that the rent therein provided constitutes the “Fair Market Rent”, as hereinafter provided or (b) if Tenant disagrees, Tenant shall specify what rent, in Tenant’s reasonable opinion, constitutes the Fair Market Rent (“Tenant’s Rent Notice”) for the first lease year of the applicable renewal term.  In the event Tenant agrees as provided in clause (a) above or fails to respond within said thirty (30) day period, time being of the essence, the rent set forth in Landlord’s notice shall be deemed the Fair Market Rent for the first year of the applicable renewal term.

(c)In the event the parties cannot agree upon the Fair Market Rent within thirty (30) Business Days following the foregoing thirty (30) day period, then at the request of either party to the other (called the “Initial Request”), each of the parties shall, within seven (7) days, each choose a reputable qualified independent licensed real estate broker (who shall have at least ten (10) years’ experience as a licensed real estate broker leasing similar buildings in the same geographic area)   and notify in writing the other thereof (“Landlord’s Broker” and “Tenant’s Broker”, respectively).   Within seven (7) Business Days after such selection, Landlord’s Broker and Tenant’s Broker shall each make a determination of Fair Market Rent. Landlord’s Broker and Tenant’s Broker shall choose a third such real estate broker within five (5) Business Days thereafter, or if they do not agree upon a third real estate broker, then either party may make a request of the Chairman of the Real Estate Section of the local Bar Association for the appointment of such a broker (the “Independent Broker”).  The Independent Broker shall select either Landlord’s Broker’s determination or Tenant’s Broker’s determination (but no other Fair Market Rent amount).  The determination of the Independent Broker regarding Fair Market Rent shall be final and binding and the cost of the Independent Broker shall be shared equally by Landlord and Tenant.

C.Options Personal.  The options granted to Tenant in Section 46 of this Lease are personal to the original named Tenant and may not be exercised or assigned, voluntarily or involuntarily, by or to any person or entity.

17.The following shall be added to the end of the Miscellaneous Paragraph 47:

“H.DECLARATORY JUDGMENT.   Wherever in this Lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of setoff, counterclaim or defense), based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unduly delayed its consent or approval.  Tenant's sole remedy in such event shall be an action or proceeding to enforce any such provision, for specific performance injunction or declaratory judgment.  Landlord agrees to provide its consent or refusal within a commercially reasonable time and without undue delay.

I.THIRD PARTY BENEFICIARY. Except expressly provided in this Lease, Landlord and Tenant do not intend any provision of this Lease to confer any right, remedy or benefit upon any third party (express or implied) and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Lease.”

18.The following shall be added to the end of the Lease as a new Paragraph 48:

“48.OFAC COMPLIANCE.

A.Landlord and Tenant each represents and warrants to the other that (a) it and to its knowledge each person or entity owning an interest in it is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of its funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) to its knowledge after reasonable inquiry no Embargoed Person has any interest of any nature whatsoever in it (whether directly or indirectly), (d) none of its funds  have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that the Lease is in violation of law, and (e) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.  The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to,, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

B.Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section or the preceding Section are no longer true or have been breached or if

Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

C.Landlord and Tenant hereby acknowledges and agree that inclusion on the List at any time during the Lease Term shall be a material default of the Lease.  Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.”

19.Landlord and Tenant each represents and warrants to the other party that it has not dealt with any brokers or agents in connection with the negotiation of this Amendment of Lease other than Charles Klatskin Co. and Cresa. Landlord and Tenant shall each indemnify, defend and hold harmless the other party from any breach of this representation by the breaching party.  Landlord shall pay Charles Klatskin Co. and Cresa pursuant to a separate agreement.

20.Tenant acknowledges that pursuant to item 6 of Exhibit C, Tenant is not required to remove the warehouse lighting fixtures after the Lease terminates and Landlord will replace the warehouse lighting at Landlord’s cost and expense.  Tenant agrees to cooperate with Landlord and provide all necessary documentation and information (such as its electric bills) and execute all required documentation in order for Landlord to obtain the available rebate.  Landlord shall be entitled to the full amount of the rebate and Tenant hereby assigns to Landlord any of its rights to payment of such rebate.  If Tenant receives any payment or credit in respect of such rebate, Tenant shall promptly pay such amount to Landlord.

21.Except as expressly modified herein, all of the provisions of the Lease shall remain unchanged and in full force and effect and Landlord and Tenant ratify and confirm the terms of the Lease.

IN WITNESS WHEREOF the parties have executed this Amendment on the day and year first above written.

FORSGATE INDUSTRIAL COMPLEX,

Landlord

By:  /s/ Authorized Signatory_________________
       Name: Authorized Signatory

       Title: Authorized Signatory

By:  /s/ Authorized Signatory_________________
       Name: Authorized Signatory

       Title: Authorized Signatory

MOVADO GROUP, INC. Tenant By: /s/ Authorized Signatory_________________ Name: Authorized Signatory Title: Authorized Signatory

EXHIBIT A

LANDLORD’S WORK

[***]

EXHIBIT B

FLOOR PLAN ON COMMENCEMENT DATE OF LEASE

[***]

EXHIBIT C

TENANT’S SURRENDER/RESTORATION WORK

[***]

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